Exhibit 99
To Our Shareholders, Customers and Friends:
Centra posted net income of $4.0 million in the first half of 2009, compared to $3.8 million for the same period of 2008, marking yet another period of record earnings and our eighth consecutive year of improved earnings. Centra’s performance included increased net interest income, increased noninterest income, and a reduction of noninterest expense. All of these performance indicators compare ahead of our peers, despite the current economic climate.
As I said in remarks given at the annual shareholders meeting, we continue to execute our strategy of maintaining a strong balance sheet and a capital structure that provides for sufficient flexibility, ample liquidity, and a steady platform to take advantage of value-creating opportunities. We intend to continue this direction until the timing of the economic recovery is clearer.
Total assets at June 30, 2009 grew to $1.24 billion from $1.16 billion or 6% at June 30, 2008. Loan growth during this period was $64 million or 7% which is substantial considering the current economic climate. Our delinquent loans as a percent of total loans at June 30, 2009 were 0.55%, versus our peers at March 31, 2009 of 2.1%; a level of 3.8 times that of Centra. Asset growth was funded by deposit growth of 9% or $90 million resulting in total deposits of $1.07 billion as of June 30, 2009.
In consideration of our strong financial position, your Board of Directors declared at their April 23rd meeting the payment of Centra’s sixth consecutive cash dividend. Payable on July 1, 2009, $0.05 per share was distributed to shareholders of record on June 19, 2009.
After only 21 months of operation, Centra in Hagerstown has achieved a significant milestone having hit $100 million in assets this past quarter. Currently, construction is underway on a new office in North Pointe — Hagerstown that will open in September. Upon completion, this will bring us to a total of 18 banking offices in three states.
Centra’s success in Fayette County, Pennsylvania continues as we have reached the #2 market share position, surpassing several banks that have been in business much longer than we have. Companies, institutions and individuals that have decades of relationships with other banks have discovered that we deliver more for our customers and are therefore making the switch. Our employees are the primary driver of this and the reason for the successes we have experienced.
The Annual Meeting of Shareholders was held on June 25, 2009. All proposals detailed in the proxy and brought before the meeting were overwhelmingly approved by the shareholders. At this meeting, we presented comparative data that I want to share with all of our investors. Therefore, we will devote additional space in this report to reflect how our performance compares with our peer group.
When reviewing the points below, please refer to the corresponding graphs. Please note, our peer group is defined as those covered by the national investment banking firm of Keefe Bruyette & Woods and approximates 433 banks across the USA.

Œ, 	Return on Equity (ROE) and Return on Assets (ROA) significantly above peers.

Ž	Net Interest Margin continues to improve while peer group declines.

	Annualized net charge offs through March 31, 2009 were 1/4 the level of our peers.

	Peer levels of Non Performing Assets are 4 1/2 times that of Centra.

‘, ’, “	The three principal performance drivers of a bank are Net Interest Income, Fee Income, and Expense Control. All of these indicators compare favorably to our peer group.

”	Centra’s stock performance versus Dow Jones companies shows superior stock performance.

•	Centra’s stock has considerably out performed competitor banks.

● 11	Five year total return of $10,000 invested in Centra increased 57% versus losses from the NASDAQ of 21% and commercial banks of 30%.
Since our last reporting to you, these graphs demonstrate Centra has strengthened its financial position along with its standing within the banking industry in an extremely challenging economic environment. Despite the current economic downturn, the demand for the type of banking that we provide continues to grow. Be assured that we are focused, as never before, on meeting that demand and exceeding what is expected.
I look forward to reporting to you on our continuing progress.

Douglas J. Leech
Chairman of the Board
President & CEO
dleech@centrabank.com

Consolidated Statements of Condition
(Dollars in Thousands, except Per Share Data)
(Unaudited)

	June 30,	June 30,
	2009	2008
ASSETS
Cash and due from banks	$18,307	$25,036
Interest-bearing deposits in other banks	8,657	1,209
Federal funds sold	566	—

Total cash and cash equivalents	27,530	26,245

Available-for-sale securities, at estimated fair value (amortized cost of $119,198 in 2009 and $115,396 in 2008)	121,333	115,964
Other investments (carried at cost)	2,922	2,423

Loans, net of unearned income	1,033,198	969,340
Allowance for loan losses	(16,712)	(14,692)

Net loans	1,016,486	954,648

Premises and equipment	22,044	21,253

Loans held for sale	5,275	3,517
Goodwill and other intangibles	15,927	16,667
Other assets	25,490	21,922

Total assets	$1,237,007	$1,162,639

LIABILITIES
Deposits
Non-interest bearing	$144,241	$131,079
Interest-bearing	926,510	849,287

Total deposits	1,070,751	980,366

Short-term borrowings	34,638	62,320

Long-term debt	20,000	20,000

Other liabilities	11,574	9,408

Total liabilities	1,136,963	1,072,094

STOCKHOLDERS’ EQUITY
Preferred stock, $1 par value, 1,000,000 authorized, none issued	—	—
Common stock, $1 par value, 50,000,000 authorized, 6,935,504 and 5,988,740 issued and outstanding, respectively	6,936	5,989
Additional paid-in capital	95,048	81,786
Accumulated (deficit) earnings	(3,221)	2,429
Accumulated other comprehensive income	1,281	341

Total equity	100,044	90,545

Total liabilities and stockholders’equity	$1,237,007	$1,162,639

Centra Financial Holdings, Inc., and Subsidiaries
Consolidated Statements of Income
(Dollars in Thousands, except Per Share Data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2009	2008	2009	2008
INTEREST INCOME
Loans, including fees	$30,429	$31,623	$15,231	$15,707
Loans held for sale	99	94	49	47
Securities available-for-sale	2,089	2,887	1,025	1,234
Interest-bearing bank balances	1	19	1	9
Federal funds sold	4	264	1	65

Total interest income	32,622	34,887	16,307	17,062

INTEREST EXPENSE
Deposits	11,021	14,542	5,460	6,903
Short-term borrowed funds	184	387	79	202
Long-term debt	329	559	159	214

Total interest expense	11,534	15,488	5,698	7,319

Net interest income	21,088	19,399	10,609	9,743

Provision for credit losses	1,320	1,158	916	520

Net interest income after provision for credit losses 19,768	18,241	9,693	9,223

OTHER INCOME
Service charges on deposit accounts	1,760	1,194	923	646
Other service charges and fees	1,214	1,204	644	646
Secondary market income	786	719	492	390
Security (losses) gains	(336)	195	—	40
Other	387	451	212	238

Total other income	3,811	3,763	2,271	1,960

OTHER EXPENSE
Salary and employee benefits	7,482	8,410	3,889	4,058
Occupancy expense	1,280	1,270	655	629
Equipment expense	1,163	1,036	582	541
Advertising	691	670	386	359
Professional fees	481	521	231	359
Data processing	1,263	1,033	639	526
Other outside services	515	416	266	230
Regulatory assessment	1,137	348	948	182
Other	2,153	2,573	1,095	1,366

Total other expense	16,165	16,277	8,691	8,250

Net income before income tax	7,414	5,727	3,273	2,933

INCOME TAX EXPENSE	2,486	1,972	1,116	991

Net income	4,928	3,755	2,157	1,942
Dividends and accretion on preferred stock and warrants	923	—	3	—

Net income applicable to common shareholders	$4,005	$3,755	$2,154	$1,942

Basic earnings per share	$0.58	$0.57	$0.31	$0.30
Diluted earnings per share	$0.55	$0.53	$0.30	$0.27
Weighted average shares outstanding - basic	6,883,108	6,574,340	6,916,999	6,579,650
Weighted average shares outstanding - diluted	7,262,333	7,131,006	7,281,880	7,135,838
Cash dividends declared per share	$0.10	$0.10	$0.05	$0.05

Centra Financial Holdings, Inc.

1

Centra's Profitability vs. KBW Peer Group
1st Quarter 2009
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
10.26%
2.6%
Return on Equity
Centra
KBW Median

2

Centra's Profitability vs. KBW Peer Group
1st Quarter 2009
1.00%
0.90%
0.80%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.92%
0.31%
Return on Assets
Centra
KBW Median

3

Centra's Net Interest Margin vs. KBW Peer Group
3.9
3.7
3.5
3.3
3.1
2.9
2.7
2.5
3.83
3.44
3.79
3.31
3.81
3.24
1Q08
4Q08
1Q09
Centra
KBW Median

4

Centra's Net Charge Offs vs. Peers
1st Qtr 2009
1.00%
0.90%
0.80%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.22%
0.89%
Centra
All Banks

5

Centra's Nonperforming Assets vs. Peers
1st Qtr 2009
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
0.65%
2.95%
Centra
All Banks

6

Centra's Year-over-Year Change vs. KBW Peer Group
Net Interest Income
10%
8%
6%
4%
2%
0%
-2%
-4%
9%
-2%
As of 1Q 2009
Centra
KBW Median

← Financial Statements

Graphs 7-10 →

Centra Financial Holdings,Inc.

Highlights of Annual Meeting

7

Centra's Year-over-Year Change *vs.* KBW Peer Group

Fee Income
30%
25%
20%
15%
10%
5%
0%
-5%
27%
-3%
As of 1Q 2009
Centra
KBW Median

8

Centra's Year over Year Change *vs.* KBW Peer Group

Expenses
3%
2%
1%
0%
-1%
-2%
-3%
-4%
-5%
-6%
-7%
-8%
2%
-7%
As of 1Q 2009
Centra
KBW Median

9

Centra's Stock Performance vs. DJIA Companies

Total Return Analysis: 1/1/2000 - 6/16/2009
400%
350%
300%
250%
200%
150%
100%
50%
0%
-50%
-100%
-150%
1/1/2000
1/1/2001
1/1/2002
1/1/2003
1/1/2004
1/1/2005
1/1/2006
1/1/2007
1/1/2008
1/1/2009
315%
125%
57%
Centra
Exxon
Marriott
Bank of America
AT&T
Merck
Microsoft
General Electric
General Motors
Centra Financial Holdings, Inc.
Exxon
General Electric
Microsoft
AT&T
Merck
Marriott
General Motors
Bank of America

10

Centra's Stock Performance vs. Competitor Banks

Total Return Analysis: 1/1/2000 - 6/16/2009
400%
350%
300%
250%
200%
150%
100%
50%
0%
-50%
-100%
1/1/2000
1/1/2001
1/1/2002
1/1/2003
1/1/2004
1/1/2005
1/1/2006
1/1/2007
1/1/2008
1/1/2009
315%
105%
21%
Centra
BB&T
United Bank
First United
Wesbanco
S&T
Huntington
Centra Financial Holdings, Inc.
United Bank
BB&T
Hunington
Wesbanco
S&T
First United

Highlights of Annual Meeting

2009 Second Quarter Report & Highlights from Annual M eeting of Shareholders
Chairman &CEO
990 Elmer Prince Drive
P.O. Box 656
Morgantown, WV 26507-0656
Investor Relations Contact:
tsaab@centrabank.com
(304) 581-6002